As filed with the Securities and Exchange Commission on April 5, 2002   Reg. No.
                                    33 _____




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        IMAGING TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  33-0021693
(State  or  other  jurisdiction  of  incorporation)  (I.R.S. Identification No.)

                             15175 Innovation Drive
                        San Diego, California 92128-3401
           (Address of Principal Executive Offices including Zip Code)

                             2001 STOCK OPTION PLAN
                            (Full title of the plan)

                             Brian Bonar, President
                        Imaging Technologies Corporation
                             15175 Innovation Drive
                        San Diego, California 92128-3401
                     (Name and address of agent for service)

                                 (858) 613-1300
          (Telephone number, including area code, of agent for service)

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


Title  of  Securities  Amount  to  be  Proposed  Maximum Offering Price Proposed
Maximum  Aggregate  Offering
to  be  Registered.  .  Registered  (1)  Per  Share  (2)  Price  (2)
Common  Stock.  .  .  .  5,000,000  $  .02  $  100,000


Title of Securities  Amount of
to be Registered. .  Registration Fee (2)
Common Stock. . . .  $                9.20

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of non-outstanding options to purchase 5,000,000 shares under the Plan, which are subject to future grant under the Plan, the average of the bid and asked prices per share of the registrant's Common Stock on the Electronic Bulletin Board on April 2, 2002 under the Plan, pursuant to Rules 457(h).

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
     The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 0-12641) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:
(a) The registrant's annual reports on Form 10-K for the fiscal years ended June 30, 2001, 2000, and 1999, respectively;
(b) The registrant's definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on September 28, 2001;
(c) The registrant's quarterly report on Form 10-Q for the fiscal quarters ended December 31, 2001 and March 31, 2002.
(d)  The registrant's current reports on Form 8-K filed on January 25, 2001; and
(e) The description of the registrant's common stock contained in the registrant's Registration Statement on Form 8-A filed on July 6, 1984 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.
All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
ITEM  4.  DESCRIPTION  OF  SECURITIES.
Not  Applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
Not  Applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
     Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

     Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.
     This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
Not  Applicable.

ITEM  8.  EXHIBITS.

4(a) Certificate of Incorporation of the Company, as amended, and currently in effect. Incorporated by reference to Exhibits 3a, 3b, 3c. 3d, 3e, and 3g to the Company's Form 10-K dated October 1, 2001.

4(b) By-Laws of the Company, as amended, and currently in effect. Incorporated by reference to Exhibit 3f to the Company's Form 10-K dated October 1, 2001.

5* Opinion of Naccarato & Associates as to the legality of the Common Stock being offered and consent.

23(a)*  Consent  of  Boros  &  Farrington  APC.

23(b)*  Consent  of  Naccarato  &  Associates  (included  in  Exhibit  5).

24**  Powers  of  Attorney  of directors and certain officers of the registrant.

99(a) Registrant's 2001 Stock Option Plan. Incorporated by reference to Exhibit A to the Company's proxy statement on Schedule 14A dated September 5, 2001.

99(b)* Form of Incentive Stock Option Contract under the 2001 Stock Option Plan. 99(c)* Form of Non-Qualified Stock Option Contract under the 2001 Stock Option Plan.

*  Filed  herewith
** Filed as part of the signature page of the original filing of this Registration Statement.

ITEM  9.  UNDERTAKINGS.
The  undersigned  registrant  hereby  undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    IGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of April, 2002.

                        IMAGING TECHNOLOGIES CORPORATION

By:  /S/  Brian  Bonar

Name:     Brian  Bonar
Title:     Chairman,  President,  and  Chief  Executive  Officer

                                POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Bonar with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of April, 2002.




SIGNATURE. . . . . . . . . . . . . . .  TITLE                             DATE
                                        --------------------------------  ----
  Chairman of the Board of Directors,
  Chief Executive Officer, and
/s/ Brian Bonar. . . . . . . . . . . .  Acting Chief Financial Officer
--------------------------------------
Brian Bonar. . . . . . . . . . . . . .  (Principal Executive Officer and
  Principal Accounting Officer). . . .  April 5, 2002
/s/ Robert A. Dietrich . . . . . . . .  April 5, 2002
--------------------------------------
Robert A. Dietrich . . . . . . . . . .  Director
/s/ Eric W. Gaer . . . . . . . . . . .  April 5, 2002
--------------------------------------
Eric W. Gaer . . . . . . . . . . . . .  Director
/s/ Stephen J. Fryer . . . . . . . . .  April 5, 2002
--------------------------------------
Stephen J. Fryer . . . . . . . . . . .  Director
/s/ Richard H. Green . . . . . . . . .  April 5, 2002
--------------------------------------
Richard H. Green . . . . . . . . . . .  Director

                                  EXHIBIT INDEX




Number.  Description
-------
--------------------------------------------------------------------------------
-

Certificate of Incorporation of the Company, as amended, and currently in effect. Incorporated by reference to Exhibits 3(a), (b), (c), (d), (e), and (g)
4(a). .  to  the  Company's  Form  10-K  dated  October  1,  2001.

By-Laws of the Company, as amended, and currently in effect. Incorporated by 4(b). . reference to Exhibit 3(f) to the Company's Form 10-K dated October 1,
2001.

Opinion of Naccarato & Associates as to the legality of the Common Stock being 5*. . . offered and consent.

23(a)*.  Consent  of  Boros  &  Farrington  APC.

23(b)*.  Consent  of  Naccarato  &  Associates  (included  in  Exhibit  5).

24**.  . Powers of Attorney of directors and certain officers of the registrant.

Registrant's  2001  Stock Option Plan. Incorporated by reference to Exhibit A to
99(a)  .  the Company's proxy statement on Schedule 14A dated September 5, 2001.

99(b)*.  Form  of  Incentive  Stock  Option Contract under the 2001 Stock Option
Plan.

99(c)*.  Form of Non-Qualified Stock Option Contract under the 2001 Stock Option
Plan.


*   Filed  herewith.
** Filed as part of the signature page of the original filing of this Registration Statement.